                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:

[ ] Preliminary proxy statement                      [ ] Confidential, For Use of the Commission Only
[ ] Definitive Proxy Statement                           (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12


                       INKINE PHARMACEUTICAL COMPANY, INC.
                (Name of registrant as specified in its charter)

    (Name of person(s) filing proxy statement, if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    [x] No fee required
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

______________________________________________________________________________

(5) Total fee paid:

______________________________________________________________________________

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:

______________________________________________________________________________

(3) Filing Party:

______________________________________________________________________________

(4) Date Filed:

______________________________________________________________________________

The following press release was issued by InKine Pharmaceutical Company, Inc. on September 20, 2005:

                                                         FOR IMMEDIATE RELEASE
Contacts:
--------

Robert Apple, Chief Operating & Financial Officer        Don Weinberger
INKINE PHARMACEUTICAL COMPANY, INC.                      WOLFE AXELROD WEINBERGER ASSOC. LLC
(215) 283-6850                                           (212) 370-4500
                                                         don@wolfeaxelrod.com
                                                         --------------------


     NATIONS LEADING INDEPENDENT PROXY ADVISORY FIRM RECOMMENDS THAT INKINE
         SHAREHOLDERS VOTE IN FAVOR OF MERGER WITH SALIX PHARMACEUTICALS

BLUE BELL, PA SEPTEMBER 20, 2005 -- INKINE PHARMACEUTICAL COMPANY, INC. (NASDAQ: INKP) today announced that Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, has recommended that InKine shareholders vote FOR the proposed merger with Salix Pharmaceuticals. ISS's recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

ISS vote recommendation is as follows:
--------------------------------------

"The board states as reasons for the merger, among others: (1) the board's belief that the combination of the businesses of InKine and Salix would result in an organization with greater financial, technical and other resources than InKine could provide as a stand-alone entity, and might allow for a significant acceleration in the commercial success of InKine's commercial and pipeline products, (2) the current and historical market prices of InKine's common stock relative to the $3.55 per share merger consideration, and the fact that $3.55 per share represented a 63.6 percent premium over the closing price of InKine's common stock on June 23, 2005 and a 62.1 percent premium over the average closing price of InKine's common stock for the 20 trading day period up to and including June 23, 2005, and (3) a comparison of recent merger and acquisition transactions in the biotechnology industry as well as the trading performance for comparable companies in the specialty pharmaceutical industry."

ISS further stated that "BASED ON OUR REVIEW OF THE TERMS OF THE TRANSACTION AND THE FACTORS DESCRIBED ABOVE, SPECIFICALLY THE MARKET PREMIUM, WE BELIEVE THAT THE MERGER AGREEMENT WARRANTS SHAREHOLDER SUPPORT."

"We are pleased that ISS, a highly respected independent advisory firm, supports our proposed merger with Salix. The ISS recommendation reaffirms our belief that the expanded gastroenterology-focused marketing and sales effort of the combined company will substantially increase the adoption and utilization of InKine's products which will benefit our shareholders now and in the future," said Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of InKine. "WE URGE OUR SHAREHOLDERS TO COMPLETE, SIGN, AND RETURN THEIR PROXY CARDS VOTING FOR THE MERGER PROPOSAL," added Dr. Jacob.

Shareholders who need assistance in voting their shares should call Georgeson Shareholder Communications, Inc. at (866) 391-6921.

                      ____________________________________

ABOUT INKINE PHARMACEUTICAL

INKINE PHARMACEUTICAL COMPANY, INC. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The InKine's development strategy has been to acquire late-stage drug candidates with short time lines to commercialization. InKine's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. Additionally, InKine is developing INKP-102, an advanced generation purgative, for which we recently submitted a new drug application to FDA for bowel cleansing prior to colonoscopy and developing Visicol(R) for use as a laxative in treating patients with chronic constipation. For further information, please visit InKine on its web site http://www.inkine.com.
         ---------------------

This press release contains forward-looking statements, including statements regarding our expectations regarding the results of the combined company's sales and marketing efforts and the future benefit to InKine shareholders. Such forward-looking statements are based on InKine's current expectations or forecasts of future events. InKine's performance could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries, the timing of FDA review of INKP-102, InKine's ability to commercialize INKP-102 and grow product revenue and the effects of the other risks and uncertainties set forth in InKine's reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine may elect to update forward-looking statements, but InKine disclaims any obligation to do so.

ADDITIONAL INFORMATION

In connection with the merger between Salix and InKine, Salix has filed with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF SALIX AND INKINE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SALIX, INKINE AND THE MERGER. The joint proxy statement/prospectus and other relevant materials, and any other documents filed by Salix or InKine with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Salix by directing a request to:
Salix Pharmaceuticals, Ltd., 1700 Perimeter Park Drive, Morrisville, North Carolina 27560, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by InKine by contacting InKine Pharmaceutical Company, Inc., 1787 Sentry Parkway West, Building 18, Suite 440, Blue Bell, Pennsylvania 19422, Attn: Investor Relations

Salix, InKine and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Salix and shareholders of InKine in favor of the merger. Information about the executive officers and directors of Salix and their ownership of Salix common stock is set forth in the proxy statement for Salix's 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2005. Information about the executive officers and directors of InKine and their ownership of InKine common stock is set forth in the proxy statement for InKine's 2005 Annual Meeting of Shareholders, which was filed with the SEC on May 2, 2005. Investors and holders of Salix and InKine common stock may obtain more detailed information regarding the direct and indirect interests of Salix, InKine and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger.

                                       ###